UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2009

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 30, 2009, Axcelis Technologies, Inc. (the “Company”), Sumitomo Heavy Industries, Ltd. (“SHI”) and SEN Corporation, an SHI and Axcelis Company (“SEN”) closed the transactions contemplated by the Share Purchase Agreement among such parties dated February 26, 2009.  In the closing, the Company sold to SHI all of the Company’s common shares in SEN in exchange for a cash payment of 13 Billion Yen, which resulted in net proceeds to the Company of approximately $122.3 million, after advisor fees and other expenses.  The sales price was determined through an arm’s length negotiation.  A portion of these proceeds were used to pay off, in full, the amounts due to the holder of the Company’s 4.25% Convertible Senior Subordinated Notes.

In connection with the closing under the Share Purchase Agreement, on March 30, 2009, the Company and SEN entered into a License Agreement pursuant to which the parties have cross licensed each other to use certain patents and technical information on a non-exclusive, perpetual, royalty-free, worldwide basis, provided that the Company and SEN received sole exclusive licenses for 4 years in the U.S. and Japan, respectively.  The licenses to technical information cover only technical information shared by the parties prior to the date of the license, so the license does not cover technical information relating to the Optima HD and Optima XE.  The license also excludes patents relating to Axcelis’ work in molecular implant and certain patents developed for the Optima HD and Optima XE.  The parties provided each other with limited warranties regarding their right to grant these licenses, and indemnity with respect thereto, but disclaim any warranty regarding the validity or freedom from infringement of the licensed intellectual property.   Neither party will provide any support for the other party’s use of the licensed intellectual property.  A copy of the License Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

In connection with the closing under the Share Purchase Agreement, on March 30, 2009, the Company and SHI terminated the Organization Agreement dated December 3, 1982 between Eaton Corporation and Sumitomo Heavy Industries, Ltd. relating to SEN and the Master License Agreement dated January 16, 1996 between Eaton Corporation and SEN.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information contained in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On March 30, 2009, the Company issued a press release regarding the closing under the Share Purchase Agreement and related issues. A copy of the Company’s press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(b) Pro forma financial information

In connection with the sale of its shares in SEN on March 30, 2009, the Company hereby furnishes the pro forma financial information required under Reg. S-X, §11-01(a)(4) as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Exhibit Index
10.1	License Agreement dated as of March 30, 2009 between the Company and SEN Corporation, an SHI and Axcelis Company. Filed herewith.
99.1	Axcelis Technologies, Inc. press release dated March 30, 2009
99.2	Pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009	Axcelis Technologies, Inc.

	By:	/s/ STEPHEN G. BASSETT
Stephen G. Bassett
Executive Vice President
and Chief Financial Officer

Exhibit No.	Exhibit Index
10.1	License Agreement dated as of March 30, 2009 between the Company and SEN Corporation, an SHI and Axcelis Company. Filed herewith.
99.1	Axcelis Technologies, Inc. press release dated March 30, 2009
99.2	Pro forma financial information